UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27282 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor	10019
(Address of principal executive offices)	(Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Manhattan Pharmaceuticals, Inc. (the “Company”) received written notice on September 14, 2005 from two of its directors, Joshua A. Kazam and David M. Tanen, informing the Company of their resignation from the Company’s board of directors. The resignations were effective immediately.

Neither Mr. Kazam nor Mr. Tanen identified any disagreement with the Company or its management as a reason for their resignations. Rather, both indicated that they have stepped down from the board because their obligations to their principal business limits the time they have available to serve as directors of the Company. The Company appreciates the contributions that both Messrs. Kazam and Tanen have made to the Company and thanks them for their service.

The Company's board of directors has determined not to fill the vacancies resulting from these resignations. Instead, the size of the board will be reduced from nine to seven persons, which the board believes is a more appropriate size for the needs of the Company at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: September 20, 2005	By:	/s/ Nicholas J. Rossettos
Nicholas J. Rossettos
Chief Financial Officer